UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 6, 2023

Actelis Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41375	52-2160309
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4039 Clipper Court, Fremont, CA 94538

(Address of principal executive offices)

(510) 545-1045

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ASNS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officer

On July 12, 2023, Actelis Networks, Inc. (the "Company") announced that Bret Harrison will serve as the Senior Vice President of Sales, North Americas of the Company.

Mr. Harrison, age 58, brings more than 20 years of experience including sales leadership, strategy and business development in various technology fields such as communications and cyber security. Prior to joining the Company, since September 2022, Mr. Harrison was the President of Sage Holdings, LLC. From June 2020 until August 2022, Mr. Harrison was the RVP of Sales at Palo Alto Networks. From June 2019 until June 2020, Mr. Harrison served as the VP of North American Banking Service Sales at NCR Corporation. From January 2017 until June 2019, Mr. Harrison served as the VP of Telco Sales at Check Point Software Technologies. From October 2012 until January 2017, Mr. Harrison served as a Vice President of Sales at Avaya. From October 2002 until January 2012, Mr. Harrison served as the VP of Sales at the Company. Mr. Harrison holds a Bachelor of Science degree in Electronics from Chapman University.

Pursuant to the terms of his offer letter (the “Offer Letter”), entered into on July 6, 2023, Mr. Harrison will be paid an annual base salary of $150,000 and receive an annual grant of 5,000 Restricted Stock Units pursuant to the Company’s 2015 Equity Incentive Plan, subject to approval of the Board of Directors of the Company. Mr. Harrison will also be eligible to participate in all customary employee benefit plans or programs of the Company generally made available to the Company’s senior executive officers. Mr. Harrison has agreed to observe the Company’s standard confidentiality agreement. Mr. Harrison’s employment is at-will and may be terminated at any time for any reason.

The foregoing description of the Offer Letter is not complete and is qualified in its entirety by reference to the Offer Letter which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 in its entirety by reference.

There is no arrangement or understanding between Mr. Harrison and any other persons pursuant to which Mr. Harrison was appointed as an officer of the Company. There are no family relationships between Mr. Harrison and any of the Company’s officers or directors. Other than as described herein, there are no other transactions to which the Company is a party in which Mr. Harrison has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On July 12, 2023, the Company issued a press release announcing the appointment of Bret Harrison as Senior Vice President of Sales for the Americas of the Company, as noted in Item 5.02 above. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter to Bret Harrison, dated July 6, 2023

99.1	Actelis Networks, Inc. Press Release dated July 12, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTELIS NETWORKS, INC.

Dated: July 12, 2023	By:	/s/ Tuvia Barlev
	Name:	Tuvia Barlev
	Title:	Chief Executive Officer

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